EXHIBIT 10.1
SHARE PURCHASE AGREEMENT
THIS SHARE PURCHASE AGREEMENT is made this 30th day of June, 2016 (the “Effective Date”),
BY AND BETWEEN:    CLP CANADA NOMINEE, INC., a company incorporated pursuant to the laws of the State of Delaware(the “Seller”)
AND:    IMPERIUM BLUE SKI VILLAGES, LLC, a limited liability company incorporated pursuant to the laws of the State of Georgia(the “Purchaser”)
RECITALS:

A.
The Purchaser and (i) CLP Mammoth, LP; (ii) CLP Snowshoe, LP; (iii) CLP Sandestin, LP; (iv) CLP Stratton, LP; and (v) CLP Copper, LP, collectively, are parties to an agreement of purchase and sale dated the Effective Date (as amended from time to time following the Effective Date, the “US Companion Contract”) for the purchase and sale of certain condominium units and other assets related thereto located in the United States of America as more particularly described therein.

B.
The Purchaser and US Canadian Property Alpha Blue Mountain Nominee Corp. (the “Blue Mountain Nominee”), US Canadian Property Alpha Whistler Nominee Corp. (the "Company"), and R&H US Canadian Property Limited, solely in its capacity as trustee for US Canadian Property Trust Alpha (the “Trust”), together, are parties to an asset purchase agreement dated of the Effective Date (as amended from time to time following the Effective Date, the “Canadian Companion Contract” and together with the US Companion Contract, collectively, the “Companion Contracts”) for the purchase and sale of (a) certain condominium units and other assets related thereto located in the Town of Blue Mountains, Ontario, and (b) the beneficial interest in and to certain condominium units and other assets related thereto located in Whistler, British Columbia.

C.	The Company, a company incorporated pursuant to the laws of the Province of British Columbia holds registered title to the Whistler Condominium Units (as defined below).

D.	The Seller owns all of the issued and outstanding shares in the capital of the Company.

E.
In connection with the purchase by the Purchaser of the assets described in the Canadian Companion Contract, the Seller wishes to sell all of the issued and outstanding shares in the capital of the Company and the Purchaser wishes to purchase such shares, subject to the terms and conditions provided in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the premises and the mutual agreements in this Agreement, and of other consideration (the receipt and sufficiency of which are acknowledged by each Party), the Parties agree as follows:

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ARTICLE 1

INTERPRETATION

1.1	Definitions
The following terms will have the following meanings in this Agreement:
“Affiliate” has the following meaning: two entities are “Affiliates” if:
(a)one of the entities is a Subsidiary of the other entity;
(b)    both of the entities are Subsidiaries of the same entity; or
(c)    both of the entities are Controlled by the same person or entity.
“Agreement” means this share purchase agreement including any attached schedules, as the same may be supplemented, amended, restated, or replaced from time to time in accordance with the terms hereof.
“Applicable Laws” means, at any time, with respect to any Person, property, transaction, or event, all applicable statutes, laws, regulations, treaties, judgments and decrees and (whether or not having the force of law) all applicable official directives, rules, consents, approvals, by-laws, permits, authorizations, guidelines, orders and policies of any Persons having authority over such Person, property, transaction, or event.
“Articles” means the original articles of incorporation of the Company.
“Blue Mountain Nominee” has the meaning set forth in Recital B.
“Business” means acting as a bare trustee with respect to the Whistler Condominium Units.
“Business Day” means any day other than a Saturday, Sunday, or any United States federal legal holiday, or any Canadian statutory holiday, or any day on which banks in any of British Columbia, Ontario, or Florida are not open for business.
“Canadian Companion Contract” has the meaning set forth in Recital B.
“Closing” means the completion of the sale to, and the purchase by, the Purchaser of the Purchased Shares and the completion of all other transactions contemplated by this Agreement that are to occur contemporaneously with the purchase and sale of the Purchased Shares.
“Closing Date” has the meaning ascribed thereto in the US Companion Contract.

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“Closing Documents” means, collectively, all documents to be delivered at Closing pursuant to this Agreement, including without limitation the documents described in Sections 2.4 and 2.5 in this Agreement.
“Companion Contracts” has the meaning set forth in Recital B.
“Company” has the meaning set forth in Recital C.
“Contracts” means, collectively, all contracts, licences, leases, agreements, obligations, promises, undertakings, understandings, arrangements, documents, commitments, guarantees, loan agreements, entitlements, or engagements to which the Company is a party or by which it is bound or under which the Company has, or will have, any liability or contingent liability (in each case, whether written or oral, express or implied).
“Control” means:

(a)
the right to exercise, directly or indirectly, a majority of the votes which may be voted at a meeting of (i) the shareholders of the corporation, in the case of a corporation, (ii) the shareholders of the general partner, in the case of a limited partnership, or (iii) the equity holders or other voting participants of a Person that is not a corporation or limited partnership; or

(b)
the right to elect or appoint, directly or indirectly, a majority of (i) the directors of the corporation, in the case of a corporation, (ii) the directors of the general partner, in the case of a limited partnership, or (iii) a majority of the Persons who have the right to manage or supervise the management of the affairs and business of a Person that is not a corporation or limited partnership, and “Controlled” and “Controlling” have corresponding meanings.
“Effective Date” has the meaning set forth on the first page of this Agreement.
“Encumbrances” has the meaning ascribed thereto in the Canadian Companion Contract.
“Escrow Agreement” has the meaning ascribed thereto in the Canadian Companion Contract.
“Governmental Authority” means any federal, provincial, state or local government or other political subdivision thereof, including, without limitation, any Person exercising executive, legislative, judicial, regulatory, or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or property in question.
“Notice” has the meaning set forth in Section 7.1.
“Order” means any order, directive, notice, judgment, or decree, of any tribunal or Governmental Authority against the Company.

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“Parties” means collectively the Seller and the Purchaser, and “Party” means any one of them.
“Person” means any natural person, firm, corporation, general or limited partnership, limited liability company, unlimited liability company, incorporated organization, association, joint venture, trust, estate, Governmental Authority, or other legal entity, in each case whether in its own or a representative capacity.
“Purchase Price” has the meaning set forth in Section 2.1.
“Purchased Shares” means 100 common shares in the capital of the Company.
“Purchaser” has the meaning set forth on the first page of this Agreement.
“Seller” has the meaning set forth on the first page of this Agreement.
“Seller’s Documents” has the meaning set forth in Subsection 4.1(c).
“Seller’s Solicitors” means MacPherson Leslie & Tyerman LLP, 1800 – 355 Burrard Street, Vancouver, British Columbia, V6C 2G8, Attention: Bruce Wright.
“Subsidiary” means, in respect of any Person:

(a)
any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect the majority of the board of directors of such corporation is at the time directly or indirectly owned by: (i) such Person; (ii) such Person and one or more subsidiaries of such Person; or (iii) one or more subsidiaries of such Person; or

(b)
any limited or general partnership, joint venture, limited liability company, or other entity as to which: (i) such Person; (ii) such Person and one or more of its subsidiaries; or (iii) one or more subsidiaries of such Person owns, more than a 50% ownership, equity, or similar interest or has power to direct or cause the direction of management and policies, or the power to elect the general partner or managing partner (or equivalent thereof), of such limited or general partnership, joint venture, limited liability company, or other entity, as the case may be.

“Tax” or “Taxes” means all taxes, surtaxes, duties, levies, imposts, fees, assessments, withholdings, dues, and other charges of any nature, including interest, penalties, and additional amounts associated therewith, imposed or collected by any Governmental Authority, whether disputed or not, and installments in respect thereof, including Canadian federal, provincial, territorial, municipal and local, foreign, and other income, franchise, capital, capital gain, real property, personal property, withholding, non-resident, payroll, health, employer health, transfer, goods and services, harmonized sales, other value added, sales, social security, use, consumption, land transfer, excise, customs, anti-dumping, countervail, net worth, stamp, registration, employment, education, business, school, local improvement, development and occupation taxes, duties, levies, imposts, fees, assessments

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and withholdings and Canada and Quebec pension plan contributions, employment insurance premiums and all other taxes and similar governmental charges of any kind, and including any payment obligations under any net lease in respect of taxes of any kind in relation to the leased property.
“Tax Act” means the Income Tax Act (Canada), as amended from time to time.
“US Companion Contract” has the meaning set forth in Recital A.
“Whistler Condominium Units” has the meaning ascribed thereto in the Canadian Companion Contract.
“Whistler Manager” has the meaning ascribed thereto in the Canadian Companion Contract.

1.2	Statutes
Unless specified otherwise, reference in this Agreement to a statute refers to that statute as it may be amended, or to any restated or successor legislation of comparable effect and includes any regulation or other instrument (including any amendment, restatement, or replacement regulation or other instrument) brought into force pursuant to the statute (as amended, restated, or replaced).

1.3	Headings
The division of this Agreement into articles, sections, subsections, and schedules and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The article, section, subsection, and schedule headings in this Agreement are not intended to be full or precise descriptions of the text to which they refer and are not to be considered part of this Agreement. All uses of the words “hereto”, “herein,” “hereof,” “hereby”, and “hereunder”, and similar expressions refer to this Agreement and not to any particular section or portion of it. References to an Article, Section, Subsection, or Schedule refer to the applicable article, section, subsection, or schedule of this Agreement unless otherwise specifically provided.

1.4	Number and Gender
In this Agreement, words in the singular include the plural and vice-versa and words in one gender include all genders.

1.5	Entire Agreement
This Agreement, the Closing Documents and the Companion Contracts (and the documents to be delivered in accordance with their terms) constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, negotiations, discussions, and understandings, written or oral, between the Parties. Except as specifically set forth in this Agreement, the Closing Documents and the Companion Contracts (and the documents to be delivered in accordance with their terms), there are no representations, warranties, conditions, (including any representation, warranty or condition of merchantability or fitness for a particular purpose), or other agreements or acknowledgements, whether direct or collateral, express or implied,

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that form part of or affect this Agreement, the Closing Documents and the Companion Contracts (and the documents to be delivered in accordance with their terms), or which induced any Party to enter into this Agreement or on which reliance is placed by any Party.

1.6	Amendment
This Agreement may be amended, modified, or supplemented only by a written agreement signed by each Party.

1.7	Waiver of Rights
Any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

1.8	Time
Time is of the essence of each provision of this Agreement.

1.9	Applicable Law
This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws in force in the Province of British Columbia (excluding any rule or principle of the conflict of laws which might refer such interpretation to the laws of another jurisdiction). Each Party irrevocably submits to the non-exclusive jurisdiction of the courts of British Columbia with respect to any matter arising hereunder or related hereto.

1.10	Currency
All statements of or references to dollar amounts in this Agreement are to lawful money of the United States of America.

1.11	Performance on Holidays
If any action is required to be taken pursuant to this Agreement on or by a specified date which is not a Business Day, then such action shall be valid if taken on or by the next succeeding Business Day.

1.12	Calculation of Time
In this Agreement, a period of days shall be deemed to begin on the first day after the event which began the period and to end at 5:00 p.m. (Vancouver time) on the last day of the period. If, however, the last day of the period does not fall on a Business Day, the period shall terminate at 5:00 p.m. (Vancouver time) on the next Business Day.

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1.13	Including etc.
Whenever the words “include”, “includes”, or “including” are used in this Agreement or any Closing Document, they shall be deemed to be followed by the words “without limitation”, unless the context otherwise requires.
ARTICLE 2

PURCHASE AND SALE

2.1	Sale of Purchased Shares and the Purchase Price
Subject to the terms and conditions of this Agreement, the Seller hereby agrees to sell, assign, and transfer the Purchased Shares to the Purchaser, and the Purchaser hereby agrees to purchase the Purchased Shares from the Seller, for an aggregate purchase price of $10.00 (the “Purchase Price”).

2.2	Payment of the Purchase Price
The Purchase Price for the Purchased Shares shall be paid in full on Closing by the Purchaser as in cash to the Seller’s Solicitors, in trust, or as otherwise directed by the Seller to the Purchaser.

2.3	Place of Closing
The Closing shall take place at such place, and at such time, on the Closing Date as agreed to in writing by the Parties, each acting reasonably.

2.4	Closing Documents of Seller
On or prior to the Closing Date, the Seller shall deliver, or shall cause to be delivered, to the Purchaser:

(a)	a certificate of an officer of the Seller, duly completed and executed, certifying:

(i)	that the representations and warranties of the Seller contained herein are true and correct as of the Closing Date;

(ii)	that the Seller has performed or complied with its obligations in this Agreement to be performed and complied with by it as of the Closing Date;

(iii)	a copy of the constating documents of the Seller;

(iv)	a certificate of good standing of the Seller;

(v)	incumbencies of each officer and director of the Seller which are signatories to any Closing Documents; and

(vi)	any other matters as may be reasonably required by the Purchaser;

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(b)
certificates representing the Purchased Shares duly endorsed in blank for transfer, together with such other documents and instruments as are reasonably requested by the Purchaser to be delivered in order to properly transfer the Purchased Shares to the Purchaser (or as the purchaser directs);

(c)	a release by the Seller, as the owner of the Purchased Shares, of all claims against the Company and its directors and officers;

(d)	resolutions causing to be elected and appointed as directors and officers of the Company such persons as the Purchaser may direct;

(e)	resignations in writing of the current directors and officers of the Company;

(f)	full and final releases from each of the current directors and officers of the Company in favour of the Company;

(g)
resolutions of the directors of the Company authorizing the transfer of the Purchased Shares to the Purchaser (or as otherwise directed by the Purchaser), the registration of the Purchased Shares in the name of the Purchaser (or as otherwise directed by the Purchaser) and the issuance of a new share certificate representing the Purchased Shares in the name of the Purchaser (or as otherwise directed by the Purchaser);

(h)
notice in the required form notifying the British Columbia Corporate Registry of the appointment of such directors of the Company as nominated by the Purchaser, and the resignation of all directors of the Company as of the Effective Date, including without limitation Kevin P. Burns, Holly Greer, Stephen H. Mauldin, and Tammy Tipton as directors of the Company;

(i)	a termination of the Nominee Agreement, including a full and final mutual release from and to all parties thereto; and

(j)	a receipt for the Purchase Price funds as received by the Seller.

2.5	Closing Documents of Purchaser
On or prior to the Closing Date, the Purchaser shall deliver to the Seller:

(a)	an certificate of an officer of the Purchaser, duly completed and executed, certifying:

(i)	that the representations and warranties of the Purchaser contained herein are true and correct as of the Closing Date;

(ii)	that the Purchaser has performed or complied with its obligations in this Agreement to be performed and complied with by it on or before the Closing;

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(iii)	a copy of the constating documents of the Purchaser;

(iv)	a certificate of good standing, or equivalent such document, of the Purchaser;

(v)	incumbencies of each officer and director of the Purchaser which are signatories to any Closing Documents; and

(vi)	any other matters as may be reasonably required by the Seller;

(b)	a receipt for the Purchased Shares as delivered by the Seller.
ARTICLE 3    DUE DILIGENCE

3.1	Due Diligence Materials
Within five (5) Business Days of the Effective Date, the Seller shall transmit the Seller’s Due Diligence Materials (as defined below) to the Purchaser or provide access to a data site, to the extent that the Seller’s Due Diligence Materials are in the Sellers’ actual possession and control, are otherwise available for transmission, have not already been transmitted to the Purchaser, and do not otherwise constitute legally-privileged information or attorney work product. Each item of the Seller’s Due Diligence Materials shall be a true, correct, and complete copy of the document it purports to be, and shall include, without limitation, the following items (collectively, the “Seller’s Due Diligence Materials”):

(a)
the corporate minute book of the Company and all other corporate records of the Company, including the Articles, the by-laws of the Company, the shareholder register, the directors register, copies of all share certificates and all shareholder and directors resolutions;

(b)
complete copies of all tax returns filed by or on behalf of the Company, and all notices of assessment received, for the seven (7) tax years prior to the Effective Date (for greater certainty, returns and all notices of assessment for the 2015 tax year will be provided once available);

(c)	a complete copy of each trust or nominee agreement pursuant to which the Company holds the Whistler Condominium Units in trust for the Trust (collectively, the “Nominee Agreement”);

(d)	complete copies of all Contracts (to the extent they are not delivered to the Purchaser in accordance with Section 4.1.1 of the Canadian Companion Contract);

(e)	all correspondence from any Governmental Authority relating to Taxes owed or potentially owed by the Company for the seven (7) tax years prior to the Effective Date; and

(f)	all licences and business registrations issued by any Governmental Authority.

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Should the transactions contemplated by this Agreement and the Companion Contracts not be completed for any reason (or no reason, as the case may be), the Purchaser will promptly deliver to the Seller any and all of the Seller’s Due Diligence Materials, all other due diligence information in respect of the Purchased Shares or the Company provided by the Seller to the Purchaser or the Purchaser’s Inspectors, and any and all due diligence-related information in respect of the Purchased Shares or the Company procured by the Purchaser or procured by the Purchaser from any third parties.

3.2	Due Diligence
Ryan Bell of CNL Financial Group Investment Management, LLC is the Seller’s designated representative for handling all matters related to the Purchaser’s review of the Seller’s Due Diligence Materials. The Seller shall reasonably co-operate with the Purchaser’s due diligence in respect of the Purchased Shares.

3.3	The Purchaser’s Election Whether or Not to Proceed
Notwithstanding anything to the contrary contained herein, if the Purchaser determines in its sole discretion for any reason, or no reason at all, without consideration as to whether Purchaser has utilized commercially reasonable efforts, that it does not intend to acquire the Purchased Shares, and the Purchaser notifies the Seller of such determination in writing prior to the expiration of the Due Diligence Period (the “Purchased Shares Termination Notice”), then this Agreement shall be of no further force or effect, and the parties hereto shall have no further obligations to one another hereunder (except for any obligations or liabilities that expressly survive termination of this Agreement). Notwithstanding anything in this Agreement to the contrary, the Purchaser shall have no right to terminate this Agreement with respect to less than all of the Purchased Shares.

3.4	Automatic Termination
Notwithstanding anything to the contrary contained herein, if either of the Companion Contracts are terminated at any time, the this Agreement shall be terminated automatically with immediate effect.
ARTICLE 4    REPRESENTATIONS AND WARRANTIES

4.1	Seller’s Representations and Warranties
To induce the Purchaser to enter into this Agreement and to consummate the transactions described in this Agreement, the Seller hereby makes the following representations and warranties upon which the Seller acknowledges and agrees that the Purchaser is entitled to rely:

(a)	Organization and Power. The Seller is duly formed, validly existing, in good standing in the jurisdiction of its formation, and has all requisite power and authority to own the Purchased Shares.

(b)	Authorized and Issued Capital and Outstanding Shares. The authorized capital of the Company consists of an unlimited number of common shares, of which only

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the Purchased Shares have been issued and are outstanding. The Seller is the sole registered and beneficial owner of all the Purchased Shares, all of which have been validly issued and are outstanding as fully paid and non-assessable shares and all of which are free and clear of any Encumbrances. There are no agreements, options, warrants, rights of conversion or other rights pursuant to which the Company is, or may become, obligated to issue any shares or any securities convertible or exchangeable, directly or indirectly, into any shares or other securities of the Company.

(a)	Authority and Binding Obligation.

(i)
The Seller has full power and authority to execute and deliver this Agreement and all other documents to be executed and delivered by the Seller pursuant to this Agreement (collectively, the “Seller’s Documents”), and to perform all obligations required of it under this Agreement and each of the Seller’s Documents.

(ii)
The execution and delivery by the Seller of this Agreement and, when executed and delivered, the Seller’s Documents, and the performance by the Seller of its obligations under this Agreement and, when executed and delivered, the Seller’s Documents, have been, or will have been, duly and validly authorized by all necessary action by the Seller.

(iii)
This Agreement and, when executed and delivered, the Seller’s Documents constitute, or will constitute, legal, valid, and binding obligations of the Seller enforceable against the Seller in accordance with its and their terms.

(b)
Consents and Approvals; No Conflicts. No filing with, and no permit, authorization, consent, or approval of, any Governmental Authority or other Person is necessary for the execution or delivery by the Seller of this Agreement or any of the Seller’s Documents, the performance by the Seller of any of its obligations under this Agreement or any of the Seller’s Documents, or the consummation by the Seller of the transactions described in this Agreement or any of the Seller’s Documents. Neither the execution and delivery by the Seller of any of the Seller’s Documents, nor the performance by the Seller of any of its obligations under any of the Seller’s Documents, nor the consummation by the Seller of the transactions described in this Agreement, will: (A) violate any provision of the organizational or governing documents of the Seller; (B) violate any Applicable Law to which the Seller is subject; or (C) result in a violation or breach of or constitute a default under any contract, agreement, or other instrument or obligation to which the Seller is a party or by which any of the Seller’s properties are subject.

(c)
Insolvency. The Seller has not become the subject of any event of insolvency. No petition, case, or proceeding has been filed against the Seller which has not been dismissed, vacated, or stayed on appeal and the Seller has not been adjudicated as

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bankrupt or insolvent or consented to, nor filed an answer admitting or failing reasonably to contest an allegation of bankruptcy or insolvency. No tax lien or other governmental or similar lien has been filed against the Seller or a material part of its property which has not been duly and fully discharged prior to the date hereof.

(d)
Purchase Option/Right of First Refusal. The Seller has not granted any option to purchase or any right of first refusal or right of first offer, or similar right to purchase the Purchased Shares. As of the Effective Date, the Seller has not entered into any other agreement, other than this Agreement, to convey the Purchased Shares to any Person.

(e)	Title to Purchased Shares. The Seller is the owner of the Purchased Shares free and clear of all Encumbrances.

(f)
Company. The Company is duly incorporated and organized, and validly existing under the laws of British Columbia, and is up-to-date in the filing of all corporate and similar returns under the laws of British Columbia. As part of the Seller’s Due Diligence Documents, the Seller has made available to the Purchaser a correct and complete copy of the articles, by-laws, constating documents, other organizational documents, all minutes of the meetings of the Company, in each case as amended to the date hereof. There are no shareholders agreements, pooling agreements, voting trusts or other agreements or understandings with respect to the voting of the Purchased Shares, or any of them. The Company does not have any subsidiary, as that term is defined in the Business Corporations Act (British Columbia), as the same may be amended from time to time and any successor legislation thereto.

(g)
Debt and Liabilities. The Company has no outstanding bonds, debentures, notes, mortgages or other indebtedness, nor has the Company agreed to create or issue any bonds, debentures, notes, mortgages or other indebtedness. Except for liabilities under Contracts executed by the Company in its capacity as nominee for the Trust, all of which Contracts shall be provided as part of the Seller’s Due Diligence Documents or pursuant to Section 4.1 of the Canadian Companion Contract, the Company has no outstanding liabilities, contingent or otherwise, and the Company is not a party to or bound by any agreement of guarantee, support, indemnification, assumption, or endorsement of, or any other similar commitment with respect to the obligations, liabilities (contingent or otherwise) or indebtedness of any Person. there is no indebtedness or other obligation or agreement of any Person having (or granting in the future) any voting rights or rights to participate in any of the capital, profits, losses or distributions the Nominee;

(h)
Litigation. There are no judgments presently outstanding and unsatisfied against the Company, and the Company is not involved in any litigation at law or in equity, or in any proceeding before any court, or by or before any governmental or administrative agency, and to the knowledge of the Seller no such judgment,

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litigation or proceeding is, threatened and no investigation looking toward such a proceeding has begun or is contemplated.

(i)
No Subsidiaries. The Company does not own, directly or indirectly, nor has the Company agreed to acquire (A) any outstanding equity interest in any person, or (B) any participating interest in any partnership, joint venture or other business enterprise.

(j)
Taxes. The Company has filed all Tax returns required to be filed by it in all applicable jurisdictions and have paid all governmental charges required to be paid by it. Canadian federal and provincial income tax assessments have been issued to the Company covering all past periods up to and including the fiscal year ended 2014 and such assessments, if any amounts were owing in respect thereof, have been paid. Assessments for all other applicable governmental charges have been issued and any amounts owing thereunder have been paid. There are no proceedings in progress, pending or threatened against the Company in respect of any governmental charges and, in particular, there are no currently outstanding reassessments or written enquiries which have been issued to, or raised in respect of, any such entity by any Governmental Authority relating to any governmental charges. The Company has withheld or collected and remitted all amounts required to be withheld or collected and remitted by it in respect of any governmental charges.

(k)
Business. Except for the business of owning the Whistler Condominium Units for and on behalf of Trust as nominee, agent and bare trustee only, the Company has never carried on any enterprise or business whatsoever.

(l)	Condominium Owners Association Approval. No condominium owners association must approve the conveyance of the Purchased Shares as contemplated by this Agreement.

(m)
Directors and Officers. The directors of the Company are Kevin P. Burns, Holly Greer, Stephen H. Mauldin, and Tammy Tipton and the officers of the Company are Amy J. Patterson (Assistant Secretary), Steven K. Rice (Senior Vice President), Erin M. Gray (Vice President), Tracey B. Bracco (Vice President), John F. Starr (Senior Vice President), and Kaki Rawls (Vice President).

(n)
Brokers. The Seller has not dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial adviser, or in such other capacity for or on behalf of the Seller in connection with the transactions described by this Agreement in any manner which would entitle such Person to any fee or commission in connection with this Agreement or the transactions described in this Agreement, except for Marcus & Millichap who will be paid a commission by the Seller if the transaction contemplated by this Agreement closes. Jefferies LLC has acted as the Seller’s advisor and shall be compensated by the Seller pursuant to the terms and conditions of a separate agreement.

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4.2	Purchaser’s Representations and Warranties
To induce the Seller to enter into this Agreement and to consummate the transactions described in this Agreement, the Purchaser hereby makes the following representations and warranties, upon which the Purchaser acknowledges and agrees that the Seller is entitled to rely.

(a)
Organization and Power. The Purchaser is duly formed, validly existing, in good standing in the jurisdiction of its formation, and has all requisite power and authority to own, lease, and operate its properties and to carry on its business as currently being conducted.

(b)
Authority and Binding Obligation. The Purchaser has full power and authority to execute and deliver this Agreement and all other documents to be executed and delivered by the Purchaser pursuant to this Agreement (collectively, the “Purchaser’s Documents”), and to perform all obligations of the Purchaser arising under this Agreement and each of the Purchaser’s Documents. The execution and delivery by the signer on behalf of the Purchaser of this Agreement and, when executed and delivered, each of the Purchaser’s Documents, and the performance by the Purchaser of its obligations under this Agreement, and when executed and delivered, each of the Purchaser’s Documents, has been, or as of Closing, will be, duly and validly authorized by all necessary actions by the Purchaser. This Agreement and, when executed and delivered, each of the Purchaser’s Documents, constitutes, or will constitute, legal, valid, and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its and their terms.

(c)
Consents and Approvals; No Conflicts. No filing with, and no permit, authorization, consent, or approval of, any Governmental Authority or other Person is necessary for the execution or delivery by the Purchaser of this Agreement or any of the Purchaser’s Documents, the performance by the Purchaser of any of its obligations under this Agreement or any of the Purchaser’s Documents, or the consummation by the Purchaser of the transactions described in this Agreement or any of the Purchaser’s Documents. Neither the execution and delivery by the Purchaser of any of the Purchaser’s Documents, nor the performance by the Purchaser of any of its obligations under any of the Purchaser’s Documents, nor the consummation by the Purchaser of the transactions described in this Agreement, will: (A) violate any provision of the organizational or governing documents of the Purchaser; (B) violate any Applicable Law to which the Purchaser is subject; or (C) result in a violation or breach of or constitute a default under any contract, agreement, or other instrument or obligation to which the Purchaser is a party or by which any of the Purchaser’s properties are subject.

(d)
Finders and Investment Brokers. The Purchaser has not dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial advisor, or in such other capacity for or on behalf of the Purchaser in connection with the transactions described by this Agreement in any manner which would entitle such

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Person to any fee or commission in connection with this Agreement or the transactions described in this Agreement, except Marcus & Millichap.

4.3	Survival
The Parties hereby acknowledge that the representations and warranties set forth in Section 4.1 and Section 4.2 shall survive the Closing or termination of this Agreement in accordance with, and subject to, the terms of the Canadian Companion Contract.
ARTICLE 5    INTERIM COVENANTS

5.1	Access to Information
The Seller shall cause the Company, until the Closing, to provide the Purchaser and its accountants, legal advisers and representatives reasonable access to its assets, books, accounts, tax returns, contracts, commitments and records and to their personnel and to furnish them with all such information relating to the Company and its affairs and assets as the Purchaser may reasonably request.  No investigation made by the Purchaser or its representatives shall affect the Purchaser’s right to rely on any representation or warranty made by the Seller in this Agreement or in any document contemplated by this Agreement.

5.2	Conduct of Business Until Closing
Except with the prior written consent of the Purchaser, prior to the Closing the Seller shall cause the Company to:

(a)	maintain its books, records and accounts in the ordinary course on a basis consistent with past practice; and

(b)
do or refrain from doing all acts and things in order to ensure that the representations and warranties of the Seller in Section 4.1 remain true and correct at the Closing as if such representations and warranties were made at and as of such date and to satisfy or cause to be satisfied the conditions in Section 6.1 which are within its control.

5.3	Negative Covenant
Except with the prior written consent of the Purchaser, prior to the Closing the Seller shall ensure that the Company does not:

(a)	amend its articles, by-laws, constating documents or other organizational documents;

(b)	amalgamate, merge or consolidate with, or acquires all or substantially all the shares or assets of, any Person;

(c)	transfer, lease, license, sell or otherwise dispose of any of its assets; or

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(d)	enter into any binding contract or agreement, except as permitted in the Canadian Companion Contract.

5.4	Certain Tax Matters
Between the Effective Date and the Closing Date, the Seller shall:

(a)	not permit the Company to revoke any Tax election, or make an election inconsistent with past Tax reporting, or file an amended Tax return;

(b)
not permit the Company to make any change in any Tax or accounting methods or policies or systems of internal accounting controls, except as may be appropriate to conform to changes in Applicable Laws;

(c)
cause the Company to properly prepare, in a manner consistent with prior Tax returns, and timely file all Tax returns required to be filed before the Closing Date and pay all Taxes owed by the Company on or before the date such Taxes are due; and

(d)
within 90 days of the Closing Date, the Seller shall prepare for execution by the Company, and the Purchaser shall cause the Company to execute and file a Tax return for the period commencing January 1, 2016 and ending the day immediately prior to the Closing Date, in a manner consistent with prior Tax returns and pay all Taxes owed by the Company arising from such Tax return on or before the date such Taxes are due.

ARTICLE 6    CLOSING CONDITIONS

6.1	The Purchaser’s Closing Conditions
The Purchaser’s obligations to close the transactions described in this Agreement are subject to the satisfaction at or prior to Closing of the following conditions precedent (collectively, the “Purchaser’s Closing Conditions”):

(c)
The Seller’s Deliveries. All of the Seller’s closing deliveries set forth in Section 2.4 shall have been delivered to the Purchaser or deposited with the Seller's Solicitors pursuant to the Escrow Agreement, to be delivered to the Purchaser at Closing.

(d)
Representations and Warranties. The representations and warranties of the Seller in this Agreement shall be true and correct as of the Closing and the Seller shall have delivered to the Purchaser a certificate of a senior officer of the Seller confirming same on the Closing Date.

(e)	Covenants and Obligations. The covenants and obligations of the Seller in this Agreement shall have been performed in all respects.

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(f)
Adverse Proceedings. No litigation or other court action shall have been commenced seeking to obtain an injunction or other relief from such court to enjoin the consummation of the transactions described in this Agreement, and no preliminary or permanent injunction or other order, decree, or ruling shall have been issued by a court of competent jurisdiction or by any Governmental Authority, would make illegal or invalid or otherwise prevent the consummation of the transactions described in this Agreement.

(g)	Adverse Law. No Applicable Law shall have been enacted that would make illegal or invalid or otherwise prevent the consummation of the transactions described in this Agreement.

(h)	Closing of Canadian Companion Agreement. The “Closing” (as defined in the Canadian Companion Contract) shall have been occurred.

6.2	Failure of any the Purchaser’s Closing Conditions
If any of the Purchaser’s Closing Conditions are not satisfied at the Closing Date and the Purchaser is not in default in its performance of the obligations set forth herein (a “Purchaser’s Closing Condition Failure”), the Purchaser shall have the right, in the Purchaser’s sole and absolute discretion, to either (a) terminate this Agreement by providing Notice to the Seller, in which case the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination; or (b) complete the transactions set out herein.

6.3	The Seller’s Closing Conditions
The Seller’s obligations to close the transactions contemplated in this Agreement are subject to the satisfaction at or prior to Closing of the following conditions precedent (the “Seller’s Closing Conditions”):

(e)	Receipt of the Purchase Price. The Purchaser shall have paid to the Seller or deposited with Purchaser’s Solicitors pursuant to the Escrow Agreement, the Purchase Price.

(f)	The Purchaser’s Deliveries. All of the Purchaser’s Closing Deliveries shall have been delivered to the Seller or deposited with Seller’s Solicitors in accordance with the Escrow Agreement.

(g)
Representations and Warranties. The representations and warranties of the Purchaser in this Agreement shall be true and correct in all material respects as of the Closing Date (or as of such other date to which such representation or warranty expressly is made).

(h)	Covenants and Obligations. The covenants and obligations of the Purchaser in this Agreement shall have been performed in all material respects.

(i)	Closing of Canadian Companion Agreement. The “Closing” (as defined in the Canadian Companion Contract) shall have occurred.

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6.4	Failure of the Seller’s Closing Conditions
If any of the Seller’s Closing Conditions are not satisfied at Closing and the Seller is not in default in its performance of the obligations set forth herein (a “Seller’s Closing Condition Failure”), then the Seller shall have the right, in the Seller’s sole and absolute discretion, to either (a) terminate this Agreement by providing Notice to the Purchaser, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive the termination; or (b) complete the transactions set out herein.
ARTICLE 7    GENERAL

7.1	Notices
Any notice, demand or other communication required or permitted to be given or made by any Party under this Agreement (each, a “Notice”) shall be in writing and shall be sufficiently given or made in accordance with the Canadian Companion Contract, such that Notices to the Purchaser hereunder shall be delivered in accordance with Notices to the Purchaser under the Canadian Companion Contract, and such that Notices to the Seller hereunder shall be delivered in accordance with Notices to the Seller under the Canadian Companion Contract.

7.2	Assignment

(j)
The Purchaser shall not assign this Agreement or any interest therein to any Person without the prior written consent of the Seller, which consent may be granted or withheld in the Seller’s sole and absolute discretion; provided, however, that the Purchaser shall have the right to assign all of its rights under this Agreement to one or more Affiliates after Notice to the Seller and the Seller’s Solicitors, but in which case such assignment shall not relieve the Purchaser of its obligations under this Agreement. For the purposes of this Section 7.2(a), the sale of a Controlling interest in the Purchaser (or any Person with Control of the Purchaser) shall constitute an assignment of this Agreement.

(k)
The Seller shall have the right, in its sole and absolute discretion, to assign this Agreement and all of its interests therein to any Affiliate of the Seller, to the extent that, such Affiliate assumes all of the Seller’s rights and obligations under this Agreement (a “Seller’s Assignment to Affiliate”). The sale of a Controlling interest in the Seller or in any Person with Control of the Seller shall not constitute an assignment of this Agreement. Notwithstanding the foregoing, the prospective Affiliate shall have the same obligations of the Seller pursuant to the terms of this Agreement.

(l)
The Seller shall have the right, in its sole and absolute discretion, to assign this Agreement and all of its interests therein in connection with a sale of the Assets to a prospective acquiror if, and to the extent that, such acquiror assumes all of the Seller’s rights and obligations under this Agreement (a “Seller’s Assignment”). The sale of a Controlling interest in the Seller or in any Person with Control of the Seller shall not constitute an assignment of this Agreement. In connection with

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any prospective Seller’s Assignment or the sale of a Controlling interest in the Seller or any Person with Control of the Seller, and subject to the express provisions of this Agreement, the Seller may provide such information concerning this Agreement, the Purchased Shares, and the Purchaser as a prospective acquiror shall require in order to evaluate this Agreement, as well as to evaluate the Purchased Shares in the event that this Agreement expires or is otherwise terminated prior to Closing pursuant to the terms and provisions set forth herein. Notwithstanding the foregoing, the prospective acquiror shall have the same obligations of the Seller pursuant to the terms of this Agreement..

7.3	Enurement
This Agreement shall enure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, and successors (including any successor by reason of amalgamation of any Party) and permitted assigns.

7.4	Further Assurances
Each Party shall do such acts and shall execute such further documents, conveyances, deeds, assignments, transfers, and the like, and will cause the doing of such acts and will cause the execution of such further documents as are within its power as any other Parties may in writing at any time and from time to time reasonably request be done and or executed, in order to give full effect to the provisions of this Agreement and the Closing Documents.

7.5	Severability
If any term or provision of this Agreement is held to be or rendered invalid or unenforceable at any time in any jurisdiction, such term or provision shall not affect the validity or enforceability of any other terms or provisions of this Agreement, or the validity or enforceability of such affected term or provision at any other time or in any other jurisdiction..

7.6	Confidentiality

(a)
The Parties acknowledge and agree that the existence of this Agreement, the terms of this Agreement, and any other documents, materials, data, or other information with respect to the Purchased Shares which is not generally known to the public shall be kept confidential. The Parties agree that they shall not disclose such information to any Person, other than to their respective counsel, shareholders, directors, partners, members, managers, lenders, advisors, consultants, and/or employees who agree to keep such information in confidence under terms identical to those in this Agreement, except as may be required by Applicable Law or to the extent that such information is already in the public domain. Nothing herein shall restrict the Seller from disclosing this Agreement to the Manager, and nothing herein shall restrict or limit the Purchaser from contacting third party consultants assisting the Purchaser in its investigation of the Purchased Shares.

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(b)
No Party shall have the right to make a public announcement or disclosure regarding the transactions described in this Agreement without the prior approval of the other Party. Each Party shall approve the timing, form, and substance of any such public announcement or disclosure, which approval shall not be unreasonably withheld, conditioned, or delayed, except if a Party is required to make a public announcement or disclosure under Applicable Law, in which case no such approval by the other Party shall be required.

7.7	Counterparts
This Agreement may be executed in any number of counterparts. Each executed counterpart shall be deemed to be an original. All executed counterparts and this Agreement, taken together, shall constitute one and the same document.

7.8	Electronic Execution
A Party may deliver executed signature pages to this Agreement by electronic transmission to any other Party, which electronic copy shall be deemed to be an original executed signature page.
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IN WITNESS WHEREOF this Agreement has been executed by the Parties.

CLP CANADA NOMINEE, INC.
Per:	/s/ Tammy Tipton
Name: Tammy Tipton
Title: Senior Vice President

I have the authority to bind the corporation.

IMPERIUM BLUE SKI VILLAGES, LLC
Per:	/s/ Kyle Tomlin
Name: Kyle Tomlin
Title: Authorized Signor of Manager

I have the authority to bind the corporation.

- Signature Page to Share Purchase Agreement – CLP -